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                                                                    EXHIBIT 99.1

                             THE RIGHT START, INC.
                                 BALANCE SHEET
                                  (unaudited)

                                                                    January 2,
                                                                       1999
                                                                   ------------
ASSETS
Current assets:
    Cash                                                           $    484,000
    Accounts and other receivables                                      302,000
    Merchandise inventories                                           5,835,000
    Prepaid catalog expenses                                            328,000
    Other current assets                                                990,000
                                                                   ------------
         Total current assets                                         7,939,000
                                                                   ------------
Noncurrent assets:
    Property, plant and equipment, net                             $  7,815,000
    Other non-current assets                                             70,000
    Deferred income tax benefit                                       1,400,000
                                                                   ------------
                                                                      9,285,000
                                                                   ------------
                                                                   $ 17,224,000
                                                                   ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued expenses                          $  2,546,000
    Accrued salaries and bonuses                                        418,000
    Advance payments on orders                                           23,000
                                                                   ------------
         Total current liabilities                                    2,987,000
                                                                   ------------
Note payable long term                                                2,750,000
Deferred rent                                                         1,455,000
Mandatorily redeemable preferred stock Series A                       1,769,000
Shareholders' equity:
    Convertible preferred stock Series B                              2,813,000
    Convertible preferred stock Series C                              3,850,000
    Common stock (25,000,000 shares authorized                       22,337,000
         at no par value; 5,051,820 issued and outstanding)
    Paid in capital                                                   3,674,000
    Accumulated deficit                                             (24,411,000)
                                                                   ------------
         Total shareholders' equity                                   8,263,000
                                                                   ------------
                                                                   $ 17,224,000
                                                                   ============